UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 29, 2011

Date of Report (Date of earliest event reported)

The Boeing Company

(Exact Name of Registrant as Specified in Charter)

Delaware	1-442	91-0425694
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

100 N. Riverside, Chicago, IL	60606-1596
(Address of Principal Executive Offices)	(Zip Code)

(312) 544-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 29, 2011, as part of its periodic review of corporate governance matters, the Board of Directors (the “Board”) of The Boeing Company (the “Company”) adopted a number of changes to the Company’s By-Laws (the “By-Laws”).

These changes for the most part consisted of nonsubstantive wording changes and the elimination of certain provisions that remain applicable as a matter of Delaware law, such as provisions concerning the form of proxy, the role of inspectors of elections and the delivery of written consents. Other changes consist of the following: (i) requiring that stockholders seeking to call a special meeting provide certain information to the Company, and that the existing 25% ownership requirement consist of shares as to which there is both the right to vote and dispose (Article I, Section 2); (ii) removing provisions that reserve certain powers for “Continuing Directors” as opposed to the full Board (Article I, Sections 4 and 9.1; Article II, Section 11); (iii) permitting the Board to postpone previously scheduled stockholder meetings upon prior public notice (Article I, Section 4); (iv) establishing procedures for adjournment of stockholder meetings absent a quorum (Article I, Section 6); (v) setting forth the means by which a proxy may be revoked (Article I, Section 7.2); (vi) prohibiting directors and director candidates from service as inspectors of an election of directors (Article I, Section 8); (vii) requiring that stockholders seeking action by written consent request that the Board set a record date and disclose the text of the proposed written consent action (Article I, Section 9.2); (viii) providing for ministerial review by independent inspectors of written consents (Article I, Section 10); (ix) requiring delivery of required notice for proposed annual meeting business not more than 120 days prior to a meeting which is more than 30 days before or 70 days after the prior year’s meeting (Article I, Section 11.1); (x) requiring delivery of undertakings that stockholders and beneficial holders proposing annual meeting business update required disclosures to the Company as of the record date and that director nominees comply with the Company’s ethics policies (Article I, Sections 11.1 and 11.3); (xi) setting forth procedures for the conduct of stockholder meetings (Article I, Section 13); (xii) clarifying directors’ ability to transmit written consents by electronic means and conduct meetings by telephone (Article II, Sections 13 and 14); (xiii) in the event that the Chief Executive Officer is unable to perform the duties of that office, designating the Chief Financial Officer as the officer to perform such duties on a temporary basis (Article V, Section 8); (xiv) removing the requirement for procedures established by the Board for the submission of claims for indemnification pursuant to the By-Laws to be set forth in an appendix to the By-Laws (Article VIII, Section 4.7); and (xv) absent the Company’s written consent, establishing the Court of Chancery of the State of Delaware as the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the Certificate of Incorporate or the By-Laws, or (d) any action asserting a claim governed by the internal affairs doctrine, in each case that arises out of any act or omission occurring after the adoption of the By-Laws, as amended and restated on August 29, 2011 (Article VIII, Section 5).

The foregoing summary of the amendments to the By-Laws is subject to, and qualified in its entirety by, the By-Laws, as amended and restated on August 29, 2011, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.2	By-Laws of The Boeing Company, as amended and restated on August 29, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE BOEING COMPANY

By:	/s/ Michael F. Lohr
Michael F. Lohr
Vice President, Assistant General Counsel and Corporate Secretary

Dated: August 30, 2011

INDEX TO EXHIBITS

Exhibit Number	Description

3.2	By-Laws of The Boeing Company, as amended and restated on August 29, 2011